Exhibit 99.1

LifeMD Names COO and Promotes Two Executives

NEW YORK, July 31, 2025 – LifeMD, Inc. (Nasdaq: LFMD), a leading provider of virtual healthcare services, today announced the appointment of Shayna Webb Dray as its Chief Operating Officer. Ms. Webb Dray, an accomplished operations and supply chain executive with over 15 years of experience, has been an integral part of LifeMD’s growth, most recently serving as Senior Vice President of Operations.

“Shayna’s proven track record of building and managing an industry-leading operations team and infrastructure in a complex and rapidly growing environment makes her the ideal leader to step into the role of COO,” said Justin Schreiber, Chairman and Chief Executive Officer of LifeMD. “I am confident Shayna will play a pivotal role in supporting LifeMD’s growth into new verticals, and ensuring that the quality of care we provide and the overall patient experience is second to none in the industry.”

Ms. Webb Dray joined LifeMD in 2021 as the Head of Supply Chain and Procurement, where she spearheaded the creation of a comprehensive supply chain strategy. In 2023, she was named Senior Vice President of Operations and was responsible for the successful launch, operationalization and scaling of the company’s weight management program. She also oversees the strategic direction of the Care Center, Pharmacy, Clinical Operations and Project Management Office. Prior to joining LifeMD, she served as Executive Director of Operations at Kaplan Publishing, a Graham Holdings subsidiary. She holds a Bachelor of Science in Supply Chain Management and Marketing from Syracuse University, where she was a Brethen Scholar.

“It has been incredibly gratifying to be a part of the dynamic and collaborative team leading LifeMD’s tremendous growth,” said Ms. Webb Dray. “I look forward to continue delivering meaningful patient experiences alongside operational excellence, and transforming the future of healthcare.”

In addition, LifeMD has expanded Chief Marketing Officer Jessica Friedeman’s role to include oversight of Product as the Chief Marketing and Product Officer. Jacob Ellison, LifeMD’s Vice President of Analytics, has been appointed Chief Analytics Officer, where he will oversee the organization’s data strategy, AI innovation and FP&A.

“We are incredibly fortunate to have strong internal talent to drive enhancements across LifeMD,” added Mr. Schreiber. “Jessica’s dedication to delivering high quality, innovative products to patients makes her uniquely positioned to lead our product organization.” He continued, “Jacob’s insight into not just what the data says, but the impact it has on our business and our patients allows him to consistently drive value throughout the organization.”

About LifeMD, Inc.

LifeMD® is a leading provider of virtual primary care. LifeMD offers telemedicine, access to laboratory and pharmacy services, and specialized treatment across more than 200 conditions, including primary care, men’s and women’s health, weight management, and hormone therapy. The Company leverages a vertically integrated, proprietary digital care platform, a 50-state affiliated medical group, a state-of-the-art affiliated pharmacy, and a U.S.-based patient care center to increase access to high-quality and affordable care. For more information, please visit LifeMD.com.

Cautionary Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended; Section 21E of the Securities Exchange Act of 1934, as amended; and the safe harbor provision of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release may be identified by the use of words such as: “believe,” “expect,” “anticipate,” “project,” “should,” “plan,” “will,” “may,” “intend,” “estimate,” “predict,” “continue,” and “potential,” or, in each case, their negative or other variations or comparable terminology referencing future periods. Examples of forward-looking statements include, but are not limited to, statements regarding our financial outlook and guidance, short and long-term business performance and operations, future revenues and earnings, regulatory developments, legal events or outcomes, ability to comply with complex and evolving regulations, market conditions and trends, new or expanded products and offerings, growth strategies, underlying assumptions, and the effects of any of the foregoing on our future results of operations or financial condition.

Forward-looking statements are not historical facts and are not assurances of future performance. Rather, these statements are based on our current expectations, beliefs, and assumptions regarding future plans and strategies, projections, anticipated and unanticipated events and trends, the economy, and other future conditions, including the impact of any of the aforementioned on our future business. As forward-looking statements relate to the future, they are subject to inherent risk, uncertainties, and changes in circumstances and assumptions that are difficult to predict, including some of which are out of our control. Consequently, our actual results, performance, and financial condition may differ materially from those indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, “Risk Factors” identified in our filings with the Securities and Exchange Commission, including, but not limited to, our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any amendments thereto. Even if our actual results, performance, or financial condition are consistent with forward-looking statements contained in such filings, they may not be indicative of our actual results, performance, or financial condition in subsequent periods.

Any forward-looking statement made in the news release is based on information currently available to us as of the date on which this release is made. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required under applicable law or regulation.

Investor Contact

Marc Benathen, Chief Financial Officer

marc@lifemd.com

Media Contact
Jessica Friedeman, Chief Marketing and Product Officer
press@lifemd.com

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